EXHIBIT 99.1

Solésence Announces Uplisting to Nasdaq

Trading set to begin Tuesday, April 8 under new ticker “SLSN”

ROMEOVILLE, Ill., April 07, 2025 (GLOBE NEWSWIRE) -- Solésence, Inc. (OTCQB: NANX), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced that it has received approval from the Listing Qualifications Department of Nasdaq to transfer its listing to the Nasdaq Capital Market. The Company’s securities will be uplisted to Nasdaq at the opening of business on Tuesday, April 8, 2025. Prior to listing on Nasdaq, the Company’s shares traded on the OTCQB. Shareholders are not required to take any action as a result of the uplisting.

The Company’s shares will now trade under the ticker symbol “SLSN”. The approval by Nasdaq was based on the Company meeting all applicable requirements for public listing on the Nasdaq Capital Market.

“We are pleased to announce our uplisting to Nasdaq,” said Jess Jankowski, President and Chief Executive Officer of Solésence. “Solésence continues to redefine mineral-based sun protection as beauty brands recognize the novel skin health benefits from our award-winning products. We believe that trading on Nasdaq will increase our visibility within the investment community, broaden our shareholder base, and deliver greater value to our stakeholders. We look forward to this exciting new chapter in our company’s history."

“This milestone was achieved through our team’s relentless efforts to profitably achieve our mission, our brand partners’ collaboration in driving growth at a multiple of the industry’s growth rate, and the patience and resilience of our shareholders. We’re particularly excited about how Solésence’s uplisting to Nasdaq may one day provide resources to enable our company to scale and increase profitability in a manner not available to most of our competitors,” said Kevin Cureton, Chief Operating Officer.

About Solésence, Inc.

Solésence, Inc., is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2025. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com